UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, Montage Resources Corporation (the “Company”) promoted Timothy J. Loos to the position of Senior Vice President - Accounting and Finance of the Company and also appointed Mr. Loos as the Company’s principal accounting officer to replace Todd R. Bart, whose employment with the Company ended on June 25, 2019.

Mr. Loos previously served as the Company’s Vice President, Finance and Investor Relations since April 2016.  From December 2014 to March 2016 Mr. Loos served as the Company’s Vice President, Financial Planning and Analysis and from July 2014 until November 2014, he served as the Company’s Director of Financial Reporting.  Prior to joining the Company, Mr. Loos served as Business Specialist for EQT Corporation where he was responsible for developing financial budgets and forecasts, financial analysis and financial modeling. Prior to joining EQT, from January 2009 to January 2013, Mr. Loos served as the Manager of Gas Accounting for CONSOL Energy, a diversified energy company operating predominantly in the Appalachian Basin.  From July 2007 to December 2008, he served as a senior auditor for Deloitte & Touche LLP.  From October 2003 to June 2007, he served as senior auditor for UHY LLP.  Mr. Loos received a Bachelor of Science degree in Accounting and Finance from John Carroll University and a Masters of Business Administration degree from the University of Pittsburgh, Joseph M. Katz Graduate School of Business.  Mr. Loos is a Certified Public Accountant, having received such designation from the State of Virginia in 2005, and is a member of the American Institute of Certified Public Accountants.  Mr. Loos is 39 years old.

On June 27, 2019, the Company entered into an executive employment agreement (the “Employment Agreement”), effective as of June 25, 2019, with Mr. Loos.  The Employment Agreement is for an initial term of three years and automatically extends for an additional one-year renewal term for every year thereafter unless the Company or Mr. Loos gives written notice to the other party that the automatic extension will not occur at least 90 days prior to the end of the initial term, or, if applicable, the then-current renewal term, in each case, unless terminated earlier in accordance with the terms and conditions set forth therein. Pursuant to the terms of the Employment Agreement, Mr. Loos will (i) receive an annual base salary of $264,000 and (ii) be eligible to receive an annual performance-based bonus equal to 55% of his base salary. The base salary and the annual performance-based bonus percentage may be increased by the Company’s Board of Directors or a designated committee thereof in its discretion but may not be decreased without Mr. Loos’s written consent.

The Employment Agreement also provides Mr. Loos with certain severance benefits upon termination. If his employment is terminated by the Company without “Cause” or by him for “Good Reason” (as such terms are defined in the Employment Agreement), then, subject to the execution and delivery and non-revocation of a release:

•

(A) if Mr. Loos’s employment terminates prior to a Change of Control (as such term is defined in the Employment Agreement) or after the date that is twelve (12) months after a Change of Control, then the Company will pay Mr. Loos an amount equal to 0.75 times the sum of (i) his annual base salary as of the termination date and (ii) an amount equal to his target annual bonus for the fiscal year that includes the termination date; or

(B) if Mr. Loos’s employment terminates on the date of a Change of Control or within twelve (12) months after a Change of Control, then the Company will pay Mr. Loos an amount equal to 1.0 times the sum of (i) his annual base salary as of the termination date and (ii) an amount equal to his target annual bonus for the fiscal year that includes the termination date;

•

the Company will reimburse Mr. Loos for any amounts necessary to continue the health care coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Loos and his qualified dependents for a period of up to 18 months following the termination date; and

•	the Company will pay Mr. Loos a prorated annual bonus for the year of termination.

If Mr. Loos’s employment is terminated upon his death or “Disability” (as defined in the Employment Agreement), then, subject to the execution and delivery and non-revocation of a release, the Company will make a lump sum payment to Mr. Loos equal to one times his annual base salary as of the termination date and the Company will reimburse him, his spouse or his eligible dependents, as applicable, for any amounts necessary to continue health care coverage in accordance with the requirements of COBRA for Mr. Loos and his qualified dependents for a period of up to 18 months following the termination date.

The Employment Agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Mr. Loos in favor of the Company. In addition, any amounts payable to Mr. Loos under the Employment Agreement will be subject to the “clawback” policy of the Company, as in effect from time to time.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, effective as of June 25, 2019, by and between Montage Resources Corporation and Timothy J. Loos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: June 28, 2019	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary